                                                                     EXHIBIT 17

                            AMENDMENT NUMBER THREE
                           TO STOCKHOLDERS AGREEMENT


    AMENDMENT, dated as of August 11, 1999, to the Stockholders Agreement (the "Stockholders Agreement") dated as of August 21, 1998, as previously amended by amendments number one and two, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company") and each of the STOCKHOLDERS of the Company listed on Schedule I thereto (collectively, the "Stockholders" and each individually, a "Stockholder");

     WHEREAS, Robert A. Crown, Barbara A. Crown, RC Investors Corp., BC Investors Corp., the Grantor Retained Annuity Trust of Robert A. Crown, the Grantor Retained Annuity Trust of Barbara A. Crown, RACG Holdings LLC, BACG Holdings LLC and Crown Management Services (collectively, the "Crown Group") and the Company have entered into an agreement dated August 5, 1999 (the "Crown Agreement") with respect to certain separation arrangements involving the Crown Group;

    WHEREAS, the Company and the Crown Group have proposed to enter into certain transactions (the "DECS Transactions") involving the issuance and sale by DECS Trust V, a Delaware business trust (the "DECS Trust"), of a minimum of 5,000,000 and a maximum of 5,645,000 DECS securities as set forth in greater detail in the registration statement on Form N-2 (Registration No. 333-83965) filed by the DECS Trust with the Securities and Exchange Commission and in an Underwriting Agreement among the DECS Trust, the Company, the Crown Group, Salomon Smith Barney Inc. and Goldman, Sachs & Co. and four Forward Purchase Agreements among RC Investors, BC Investors, BACG and RACG, respectively, and the DECS Trust;

    WHEREAS, the Crown Group entered into the Crown Agreement in part as consideration for participation by the Company in the consummation of the DECS Transactions;

    WHEREAS, pursuant to Section 6.04 of the Stockholders Agreement, the Stockholders Agreement may be amended by the mutual agreement of the parties thereto;

    WHEREAS, the Company and the Stockholders (including Robert A. Crown and Barbara A. Crown) have agreed to amend the Stockholders Agreement in the manner hereinafter set forth;

    NOW, THEREFORE, in consideration of the promises and the respective agreements, acknowledgments and confirmations hereinafter set forth and set forth in the Stockholders Agreement, the parties hereto agree as follows;

    SECTION 1. Amendment. (a) The Company and the Stockholders hereby agree that
               ----------
all rights, responsibilities or other obligations of any kind or nature whatsoever relating to the Crown Group and arising under the Stockholders Agreement other than the rights of the Crown

Group as set forth in Section 3.10 of the Stockholders Agreement shall hereby be terminated, including, without limitation, the Crown Group's existing obligation (as set forth in Section 3.05 of the Stockholders Agreement) to vote or act by written consent in favor of, or against, the election of any persons nominated to be a Director of the Company.

    (b) Section 3.10 of the Stockholders Agreement is amended to read as follows:

    "SECTION 3.10.  Company Name.  So long as the Ownership Interest of the
                    ------------
    Crown Group is at least 1% or they otherwise consent in writing, the Company covenants and agrees (subject to the limitations below) to use its best efforts to (i) retain a name beginning with "Crown Castle", (ii) retain or cause the name of its principal affiliate owning communication towers in the United States to begin with "Crown," (iii) upon a merger, consolidation, amalgamation, roll-up or any other transaction with a similar effect involving the Company (including, without limitation, a merger or roll-up involving Castle Transmission Services (Holdings) Ltd. or any of its Affiliates), cause the successor or surviving entity to retain or have a name beginning with "Crown Castle," (iv) cause the corporate names of all of the Company's subsidiaries conducting significant business in the United States to begin with "Crown" other than The TEA Group Inc., TeleStructures Inc. and Spectrum Site Management Corporation and any other subsidiary with goodwill associated with the corporate name as determined by the Board in its reasonable discretion, and (v) cause Crown Castle and all of its subsidiaries worldwide to retain the "CCIC Logo". For purposes of this
                                          ---------
    Agreement, the "CCIC Logo" shall be a logo in the form attached hereto as Exhibit "A" which is incorporated herein by reference. Notwithstanding the above, the above covenants and agreement shall not (a) require the Company (including any successor entity), any stockholder of the Company or member of the Board to incur any costs, expenses or losses of any nature or amount including, without limitation, losses relating to potential corporate opportunity or foregone stockholder value (price, content or any other item), (b) prevent or delay the Company (including any successor entity) from consummating or negotiating any proposed transaction or (c) require any member of the Board to breach any duty and obligation to the Company or its stockholders. Consent of the Crown Group shall be deemed given if written consent is obtained from members of the Crown Group holding more than 50% of the Common Stock held by such persons at the time of the determination."

    SECTION 2. Acknowledgements. The Company and each Stockholder acknowledges
               ----------------
and confirms the following:

         (a) For purposes solely of Section 3.10 of the Stockholders Agreement, the Crown Group shall be deemed to retain their Ownership Interest in the Shares subject to the DECS Transactions (the "DECS Shares"), so long as either (i) the Crown Group retains beneficial ownership of the DECS Shares or (ii) the DECS Shares continue to be held by a custodian pursuant to the terms of the Forward Purchase Agreements.

         (b) In connection with the DECS Transactions, the Crown Group has complied in all respects with its obligations under the provisions of Article II of the Stockholders Agreement.

         (c) Any tag-along or transfer rights or other restrictions (as set forth in Article V of the Stockholders Agreement) with respect to any present or future sale of the Shares in connection with the Crown Group's DECS Transactions and any right to register Company securities (as set forth in Article IV of the Stockholders Agreement) by means of the DECS Registration Statement filed as part of the Crown Group's DECS Transactions have been waived by such Stockholder.

     SECTION 3.  Construction; Continuing Effect.  This Agreement shall be
                 --------------------------------
construed in connection with and as part of the Stockholders Agreement and each reference to the Stockholders Agreement contained in any other document shall mean the Stockholders Agreement as amended hereby. As amended hereby, the Stockholders Agreement shall continue in full force and effect. Terms used but not defined in this Amendment Number Three to Stockholders Agreement shall have the meaning ascribed to such term in the Stockholders Agreement.

     SECTION 4.  Counterparts.  This Agreement may be executed in one or more
                 -------------
counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August 11, 1999                        CROWN CASTLE INTERNATIONAL CORP.

                                        By: /s/ Kathy Broussard
                                           --------------------
                                        Name: Kathy Broussard
                                        Title: Vice President

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 16, 1999                        TELEDIFFUSION DE FRANCE
                                       INTERNATIONAL S.A.

                                       By: /s/ Michel Azibert
                                          -------------------
                                       Name: Michel Azibert
                                       Title: Chairman

August 16, 1999                        DIGITAL FUTURE INVESTMENTS B.V.

                                       By: /s/ Michel Azibert
                                           ------------------
                                       Name: Michel Azibert
                                       Title: Managing Director

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August __, 1999                        CANDOVER INVESTMENTS, PLC

                                       By: /s/ G. D. Fairservice
                                           -------------------------------
                                       Name:
                                       Title:

August __, 1999                        CANDOVER (TRUSTEES) LIMITED

                                       By: /s/ G. D. Fairservice
                                           -------------------------------
                                       Name:
                                       Title:

August __, 1999                        CANDOVER PARTNERS LIMITED
                                       (as general partner of the Candover 1994
                                       UK Limited Partnership)

                                       By: /s/ G. D. Fairservice
                                           -------------------------------
                                       Name:
                                       Title:

August __, 1999                        CANDOVER PARTNERS LIMITED
                                       (as general partner of the Candover 1994
                                       UK No. 2 Limited Partnership)

                                       By: /s/ G. D. Fairservice
                                           -------------------------------
                                       Name:
                                       Title:

August __, 1999                        CANDOVER PARTNERS LIMITED
                                       (as general partner of the Candover 1994
                                       U.S. No. 1 Limited Partnership)

                                       By: /s/ G. D. Fairservice
                                           -------------------------------
                                       Name:
                                       Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August __, 1999                        CANDOVER PARTNERS LIMITED
                                       (as general partner of the Candover 1994
                                       U.S. No. 2 Limited Partnership)

                                       By: /s/ G. D. Fairservice
                                           ------------------------------------
                                       Name:
                                       Title

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August 11, 1999                           /s/ Ted B. Miller, Jr.
                                          -------------------------------
                                          TED B. MILLER, JR.


August 11, 1999
                                          -------------------------------
                                          ROBERT H. SINGLETON, Trustee
                                          The Miller 1996 Gift Trusts

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ___, 1999                       By:
                                          -------------------------------
                                          TED B. MILLER, JR.


August 12, 1999                        By:/s/ Robert H. Singleton
                                          -------------------------------
                                          ROBERT H. SINGLETON, Trustee
                                          The Miller 1996 Gift Trusts

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August 11, 1999                        /s/ Robert A. Crown
                                       -----------------------------------
                                       ROBERT A. CROWN


August 11, 1999                        /s/ Barbara A. Crown
                                       -----------------------------------
                                       BARBARA A. CROWN


August 11, 1999                        RC INVESTORS CORP.
                                       a Delaware corporation

                                       By:/s/ Robert A. Crown
                                          --------------------------------
                                       Name:
                                       Title:


August 11, 1999                        BC INVESTORS CORP.
                                       a Delaware corporation

                                       By:/s/ Barbara A. Crown
                                          --------------------------------
                                       Name:
                                       Title:


August 11, 1999                        RACG Holdings LLC
                                       Limited Liability Company

                                       By:/s/ Robert A. Crown
                                          --------------------------------
                                       Name:
                                       Title:


August 11, 1999                        BACG Holdings LLC
                                       Limited Liability Company

                                       By:/s/ Barbara A. Crown
                                          --------------------------------
                                       Name:
                                       Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 12, 1999                        BERKSHIRE FUND III
                                       A LIMITED PARTNERSHIP

                                       By: /s/ Carl Ferenbach
                                          ---------------------------
                                          a Managing Member


August 12, 1999                        BERKSHIRE FUND IV
                                       LIMITED PARTNERSHIP

                                       By: /s/ Carl Ferenbach
                                          ---------------------------
                                          a Managing Member


August 12, 1999                        BERKSHIRE INVESTORS LLC

                                       By: /s/ Carl Ferenbach
                                          ---------------------------
                                          a Managing Member

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        NASSAU CAPITAL PARTNERS II, L.P.

                                       By Nassau Capital L.L.C.,
                                       its General Partner

                                       By: /s/ John G. Quigley
                                           ------------------------------
                                           Name:  John G. Quigley
                                           Title: Member


August 11, 1999                        NAS PARTNERS I, L.L.C.

                                       By: /s/ John G. Quigley
                                           ------------------------------
                                           Name:  John G. Quigley
                                           Title: Member

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 12, 1999                        FAY, RICHWHITE COMMUNICATIONS
                                       LIMITED

                                       By: /s/ Leigh Davis
                                           -------------------------------
                                       Name: LEIGH DAVIS
                                       Title: Director
                                              FRC #2

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        PNC VENTURE CORP.

                                       By: /s/ Gary Bentnor
                                          ---------------------------
                                          Name:
                                          Title: Pres.

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        NEW YORK LIFE INSURANCE COMPANY

                                       By:  /s/  Steven M. Benevento
                                          ----------------------------
                                          Name:   Steven M. Benevento
                                          Title:  Director

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        HARVARD PRIVATE CAPITAL
                                       HOLDINGS, INC.

                                       By:  /s/  Michael Thonis
                                          ---------------------------
                                       Name:  Michael Thonis
                                       Title: Authorized Signatory

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August 11, 1999                        AMERICAN HOME ASSURANCE COMPANY

                                       By: /s/  David Pinkerton
                                           ----------------------------
                                           Name:  David Pinkerton
                                           Title: Vice President

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 13, 1999                        THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By: /s/ Richard A. Strait
                                           ------------------------------
                                       Name: Richard A. Strait
                                       Title: Its authorized representative

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        CENTENNIAL FUND IV, L.P.
                                       By:  Centennial Holdings IV, L.P.
                                            its general partner

                                       By:  /s/ Jeffrey H. Schutz
                                          -------------------------------------
                                          Name:
                                          Title:


August 11, 1999                        CENTENNIAL FUND V, L.P.
                                       By:  Centennial Holdings V, L.P.
                                            its general partner

                                       By:  /s/ Jeffrey H. Schutz
                                          -------------------------------------
                                          Name:
                                          Title:


August 11, 1999                        CENTENNIAL ENTREPRENEURS FUND V, L.P.
                                       By:  Centennial Holdings V, L.P.
                                            its general partner

                                       By:  /s/ Jeffrey H. Schutz
                                          -------------------------------------
                                          Name:
                                          Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August 11, 1999                        PRIME VIII, L.P.
                                       By:  Prime SKA I, LLC
                                            its general partner

                                       By:  /s/  Duncan J. Butler, Jr.
                                          ---------------------------
                                          Name:  Duncan J. Butler, Jr.
                                          Title: Member